Smartsheet Inc. Announces First Quarter Fiscal Year 2020 Results

•	First quarter total revenue grew 55% year over year to $56.2 million

•	First quarter net operating cash flow was negative $9.2 million, net free cash flow was negative $13.1 million

BELLEVUE, Wash. - June 5, 2019 - Smartsheet Inc. (NYSE: SMAR), a leading cloud-based platform for work execution, today announced financial results for its first fiscal quarter ended April 30, 2019.

"The momentum with which we ended fiscal year ‘19 continued in the first quarter," said Mark Mader, President and CEO of Smartsheet. "We are well positioned to help organizations meet their digital transformation objectives by delivering the type of increased agility, collaboration, and visibility that empowers teams and unlocks organizational achievement."

First Quarter Fiscal 2020 Financial Highlights

•
Revenue: Total revenue was $56.2 million, an increase of 55% year over year. Subscription revenue was $50.3 million, an increase of 57% year over year. Professional services revenue was $5.9 million, an increase of 38% year over year.

•
Operating Loss: GAAP operating loss was $20.9 million, or 37% of total revenue, compared to GAAP operating loss of $13.0 million, or 36% of total revenue, in the first quarter of fiscal 2019. Non-GAAP operating loss was $14.1 million, or 25% of total revenue, compared to non-GAAP operating loss of $11.0 million, or 30% of total revenue, in the first quarter of fiscal 2019.

•
Net Loss: GAAP net loss was $19.8 million, compared to GAAP net loss of $14.3 million in the first quarter of fiscal 2019. GAAP net loss per share was $0.19, compared to GAAP net loss per share of $0.68 in the first quarter of fiscal 2019. Non-GAAP net loss was $13.0 million, compared to non-GAAP net loss of $11.0 million in the first quarter of fiscal 2019. Non-GAAP net loss per share was $0.12, equal to non-GAAP net loss per share recorded in the first quarter of fiscal 2019.

•
Cash Flow: Net operating cash flow was negative $9.2 million, compared to net operating cash flow of negative $8.2 million in the first quarter of fiscal 2019. Net free cash flow was negative $13.1 million, compared to negative $9.7 million in the first quarter of fiscal 2019.

First Quarter Fiscal 2020 Business Highlights

•	Ended the quarter with 80,280 domain-based customers

•	The number of all customers with annualized contract values ("ACV") of $5,000 or more grew to 6,779, an increase of 56% year over year

•	The number of all customers with ACV of $50,000 or more grew to 518, an increase of 117% year over year

•	The number of all customers with ACV of $100,000 or more grew to 189, an increase of 139% year over year

•	Average ACV per domain-based customer increased to $2,675, an increase of 48% year over year

•	Dollar-based net retention rate was 134%

The section titled "Use of non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures with a reconciliation between GAAP and non-GAAP information. The section titled "Definitions of Business Metrics" contains definitions of certain non-financial metrics provided within this earnings release.

Financial Outlook

For the second quarter of fiscal 2020, the Company currently expects:

•	Total revenue of $63.0 million to $64.0 million, representing year-over-year growth of 49% to 51%

•	Non-GAAP operating loss of $18.0 million to $17.0 million

•	Non-GAAP net loss per share of $0.16 to $0.15, assuming basic and diluted weighted average shares outstanding of approximately 106.5 million

•	Net free cash flow burn of up to $8 million

For the full fiscal year 2020, the Company currently expects:

•	Total revenue of $262.0 million to $265.0 million, representing year-over-year growth of 47% to 49%

•	Billings of $316.0 million to $320.0 million, representing year-over-year growth of 46% to 48%

•	Non-GAAP operating loss of $65.0 million to $60.0 million

•	Non-GAAP net loss per share of $0.59 to $0.54, assuming basic and diluted weighted average shares outstanding of approximately 106.5 million

•	Net free cash flow burn of up to $20 million

On May 1, 2019 the Company acquired Artefact Product Group LLC ("10,000ft") for approximately $27.5 million. After considering anticipated impacts of purchase accounting on acquired deferred revenue as well as the timing of the acquisition, the Company expects to recognize an additional $2 million in revenue and $4 million in billings for FY20 from the acquisition. These amounts have been included in the updated FY20 guidance presented above.

These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.

We have not reconciled net free cash flow guidance to net cash from operating activities because we do not provide guidance on the reconciling items between net cash from operating activities and net free cash flow, due to the uncertainty regarding, and the potential variability of, these items. The actual amount of such reconciling items will have a significant impact on our net free cash flow. Accordingly, a reconciliation of net cash from operating activities to net free cash flow is not available without unreasonable effort. We do not provide reconciliation of calculated billings guidance as its components are solely revenues and deferred revenues, and guidance for revenues is already provided.

Conference Call Information

Smartsheet will host a conference call and live webcast for analysts and investors at 1:30 p.m. Pacific Time on June 5, 2019. A live webcast and accompanying presentation can be accessed on the Investor Relations section of the Company's website at: https://investors.smartsheet.com. The conference call can also be accessed by dialing (877) 274-9243, or +1 (647) 689-5417 (outside of the US). The conference ID is 8398112. A replay of the call via webcast will be available at https://investors.smartsheet.com or by dialing (800) 585-8367 or +1 (416) 621-4642 (outside of the US). The dial-in replay will be available until the end of day on June 12, 2019. The webcast replay will be available for one year.

Forward-Looking Statements
This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about Smartsheet’s outlook for the second fiscal quarter ending July 31, 2019 and the full fiscal year ending January 31, 2020, and Smartsheet’s expectations regarding possible or assumed business strategies, potential growth and innovation opportunities, new products, and potential market opportunities.
Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believe,” “continue,” “could,” “potential,” “remain,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our ability to achieve future growth and sustain our growth rate, our ability to attract and retain customers and increase sales to our customers, our ability to develop and release new products and services and to scale our platform, our ability to increase adoption of our platform through our self-service model, our ability to maintain and grow our relationships with strategic partners, the highly competitive and rapidly evolving market in which we participate, our ability to identify targets for, execute on, or realize the benefits of, potential acquisitions, and our international expansion strategies. Further information on risks that could cause actual results to differ materially from forecasted results is included in our filings with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended April 30, 2019 to be filed with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Use of Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial metrics to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
We define non-GAAP operating loss as GAAP loss from operations excluding share-based compensation expense, amortization of acquisition-related intangible assets, and one-time costs associated with mergers and acquisitions. Non-GAAP net loss, which is used in calculating non-GAAP net loss per share, also excludes expense associated with revaluation of convertible preferred stock warrant liability. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude share-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.
We use the non-GAAP financial measure of net free cash flow, which is defined as GAAP net cash flows from operating activities, reduced by cash used for purchases of property and equipment (inclusive of spend on internal-use software) and principal payments on capital lease obligations. We believe net free cash flow is an important liquidity measure of the cash that is available, after capital expenditures and operational expenses, for investment in our business and to make acquisitions. Net free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth. There are a number of limitations related to the use of net free cash flow as compared to net cash from operating activities, including that net free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.
Definitions of Business Metrics

Number of domain-based customers

We define domain-based customers as organizations with a unique email domain name such as @cisco. All other customers, which we designate as ISP customers, are typically small teams or individuals who register for our services with an email address hosted on a widely used domain such as @gmail, @outlook, or @yahoo.

Average ACV per domain-based customer

We define average ACV per domain-based customer as total outstanding ACV for domain-based subscriptions as of the end of the reporting period divided by the number of domain-based customers as of the same date.

Dollar-based net retention rate

We calculate dollar-based net retention rate as of a period end by starting with the ACV from the cohort of all customers as of the 12 months prior to such period end, or Prior Period ACV. We then calculate the ACV from these same customers as of the current period end, or Current Period ACV. Current Period ACV includes any upsells and is net of contraction or attrition over the trailing 12 months, but excludes subscription revenue from new customers in the current period. We then divide the total Current Period ACV by the total Prior Period ACV to arrive at the dollar-based net retention rate.

About Smartsheet

Smartsheet is a leading cloud-based platform for work execution, enabling teams and organizations to plan, capture, manage, automate, and report on work at scale, resulting in more efficient processes and better business outcomes. Today, over 95,000 customers, including more than 80,000 domain-based customers, rely on Smartsheet to implement, manage, and automate processes across a broad array of departments and use cases.

Disclosure of Material Information

Smartsheet announces material information to its investors using SEC filings, press releases, public conference calls, and on its investor relations page of the company’s website at
https://investors.smartsheet.com.

SMARTSHEET INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2019	2018
Revenue
Subscription	$50,321	$32,057
Professional services	5,873	4,262
Total revenue	56,194	36,319
Cost of revenue
Subscription	6,201	4,236
Professional services	4,284	3,087
Total cost of revenue	10,485	7,323
Gross profit	45,709	28,996
Operating expenses
Research and development	20,238	12,844
Sales and marketing	35,413	22,384
General and administrative	10,939	6,798
Total operating expenses	66,590	42,026
Loss from operations	(20,881)	(13,030)
Interest income (expense) and other, net	1,037	(1,300)
Net loss before income tax benefit	(19,844)	(14,330)
Income tax benefit	(35)	—
Net loss	$(19,809)	$(14,330)
Net loss per share attributable to common shareholders, basic and diluted	$(0.19)	$(0.68)
Weighted-average shares outstanding used to compute net loss per share attributable to common shareholders, basic and diluted	105,595	21,008

Share-based compensation expense included in the condensed consolidated statements of operations was as follows (in thousands, unaudited):

	Three Months Ended April 30,
	2019	2018

Cost of subscription revenue	$235	$34
Cost of professional services revenue	217	47
Research and development	2,272	665
Sales and marketing	2,108	514
General and administrative	1,464	582
Total share-based compensation expense	$6,296	$1,842

SMARTSHEET INC.

Condensed Consolidated Balance Sheets
(in thousands, except share data)

	April 30, 2019	January 31, 2019
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$208,799	$213,085
Accounts receivable, net of allowances of $1,369 and $1,234, respectively	33,286	30,173
Prepaid expenses and other current assets	6,413	3,922
Total current assets	248,498	247,180
Long-term assets
Restricted cash	862	2,620
Deferred commissions	31,823	29,014
Property and equipment, net	23,256	22,540
Operating lease right-of-use assets	51,514	—
Intangible assets, net	1,619	1,827
Goodwill	5,496	5,496
Other long-term assets	169	67
Total assets	$363,237	$308,744
Liabilities, convertible preferred stock, and shareholders’ equity
Current liabilities
Accounts payable	$4,723	$4,658
Accrued compensation and related benefits	18,071	25,557
Other accrued liabilities	8,186	6,544
Operating lease liabilities, current	9,423	—
Finance lease liabilities, current	3,410	3,768
Deferred revenue	108,759	95,766
Total current liabilities	152,572	136,293
Operating lease liabilities, non-current	44,571	—
Finance lease liabilities, non-current	1,994	2,164
Deferred revenue, non-current	302	367
Other long-term liabilities	1,003	2,928
Total liabilities	200,442	141,752
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000,000 shares authorized, no shares issued or outstanding as of April 30, 2019 and January 31, 2019	—	—
Class A common stock, no par value; 500,000,000 shares authorized, 74,179,772 shares issued and outstanding as of April 30, 2019; 500,000,000 shares authorized, 48,003,701 shares issued and outstanding as of January 31, 2019	—	—
Class B common stock, no par value; 500,000,000 shares authorized, 32,198,631 shares issued and outstanding as of April 30, 2019; 500,000,000 shares authorized, 56,967,742 shares issued and outstanding as of January 31, 2019	—	—
Additional paid-in capital	343,120	327,510
Accumulated deficit	(180,325)	(160,518)
Total shareholders’ equity	162,795	166,992
Total liabilities, convertible preferred stock, and shareholders’ equity	$363,237	$308,744

SMARTSHEET INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2019	2018
Cash flows from operating activities
Net loss	$(19,809)	$(14,330)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation expense	6,296	1,842
Remeasurement of convertible preferred stock warrant liability	—	1,326
Depreciation of property and equipment	2,647	1,488
Amortization of deferred commission costs	3,858	1,997
Unrealized foreign currency loss	38	61
Amortization of intangible assets	208	127
Amortization of operating lease right-of-use assets	1,874	—
Changes in operating assets and liabilities:
Accounts receivable	(3,151)	(3,352)
Prepaid expenses and other current assets	(2,698)	(956)
Other long-term assets	(101)	(240)
Accounts payable	324	237
Other accrued liabilities	1,687	1,508
Accrued compensation and related benefits	(5,265)	(2,141)
Deferred commissions	(6,667)	(4,694)
Other long-term liabilities	—	(87)
Deferred revenue	12,928	9,060
Operating lease liabilities	(1,354)	—
Net cash used in operating activities	(9,185)	(8,154)
Cash flows from investing activities
Purchases of property and equipment	(1,338)	(497)
Capitalized internal-use software development costs	(1,553)	(313)
Net cash used in investing activities	(2,891)	(810)
Cash flows from financing activities
Payments of principal on finance leases	(1,014)	(759)
Payments of deferred offering costs	(12)	(1,495)
Proceeds from exercise of stock options	4,734	2,162
Proceeds from Employee Stock Purchase Plan	2,347	—
Net cash provided by (used in) financing activities	6,055	(92)
Effect of foreign exchange on cash, cash equivalents, and restricted cash	(23)	(25)
Net decrease in cash, cash equivalents, and restricted cash	(6,044)	(9,081)
Cash, cash equivalents, and restricted cash
Beginning of period	215,705	61,059
End of period	$209,661	$51,978

Supplemental disclosures
Cash paid for interest	$66	$81
Purchases of fixed assets under capital leases	486	—
Accrued purchases of property and equipment (including internal-use software)	614	474
Deferred offering costs, accrued but not yet paid	—	883
Share-based compensation expense capitalized in internal-use software development costs	156	—

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP operating loss and operating margin

	Three Months Ended April 30,
	2019	2018
	(dollars in thousands)
Loss from operations	$(20,881)	$(13,030)
Add:
Share-based compensation expense	6,296	1,842
Amortization of acquisition-related intangible assets	200	120
One-time acquisition costs	330	47
Non-GAAP operating loss	$(14,055)	$(11,021)

Operating margin	(37)%	(36)%
Non-GAAP operating margin	(25)%	(30)%

Reconciliation from GAAP to non-GAAP net loss

	Three Months Ended April 30,
	2019	2018
	(in thousands)
Net loss	$(19,809)	$(14,330)
Add:
Share-based compensation expense	6,296	1,842
Amortization of acquisition-related intangible assets	200	120
One-time acquisition costs	330	47
Remeasurement of convertible preferred stock warrant liability	—	1,326
Non-GAAP net loss	$(12,983)	$(10,995)

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP weighted average shares outstanding (basic and diluted)

	Three Months Ended April 30,
	2019	2018
	(in thousands)
GAAP weighted-average shares outstanding used in computing net loss per share attributable to common shareholders, basic and diluted	105,595	21,008
Add: common shares that would have resulted from conversion of convertible preferred stock at the beginning of the period, or when granted (if later), on a weighted average basis	—	68,480
Non-GAAP weighted-average shares outstanding used in computing net loss per share attributable to common shareholders, basic and diluted	105,595	89,488

Anti-dilutive shares (in thousands)

	April 30,
	2019	2018
Convertible preferred shares (as converted)	—	68,480
Convertible preferred stock warrant	—	137
Shares subject to outstanding common stock awards	14,053	15,656
Shares issuable pursuant to the 2018 Employee Stock Purchase Plan	42	—
Total potentially dilutive shares	14,095	84,273

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from net operating cash flow to net free cash flow

	Three Months Ended April 30,
	2019	2018
	(in thousands)
Net cash used in operating activities	$(9,185)	$(8,154)
Less:
Purchases of property and equipment	(1,338)	(497)
Capitalized internal-use software development costs	(1,553)	(313)
Payments of principal on finance leases	(1,014)	(759)
Free cash flow	$(13,090)	$(9,723)

Reconciliation from revenue to calculated billings

	Three Months Ended April 30,
	2019	2018
	(in thousands)
Total revenue	$56,194	$36,319
Add:
Deferred revenue (end of period)	109,061	66,341
Less:
Deferred revenue (beginning of period)	96,133	57,281
Calculated billings	$69,122	$45,379

SMARTSHEET INC.
Reconciliation from GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliation from GAAP to non-GAAP operating loss guidance

	Q2 FY 2020		FY 2020
	Low	High	Low	High
	(in millions)
Loss from operations	$(30.7)	$(29.7)	$(113.4)	$(108.4)
Add:
Share-based compensation expense	11.0	11.0	43.0	43.0
Amortization of acquisition-related intangible assets	1.6	1.6	4.9	4.9
One-time costs of acquisition	0.1	0.1	0.5	0.5
Non-GAAP operating loss	$(18.0)	$(17.0)	$(65.0)	$(60.0)

Reconciliation from GAAP to non-GAAP net loss guidance

	Q2 FY 2020		FY 2020
	Low	High	Low	High
	(in millions)
Net loss	$(30.2)	$(29.2)	$(111.4)	$(106.4)
Add:
Share-based compensation expense	11.0	11.0	43.0	43.0
Amortization of acquisition-related intangible assets	1.6	1.6	4.9	4.9
One-time costs of acquisition	0.1	0.1	0.5	0.5
Non-GAAP net loss	$(17.5)	$(16.5)	$(63.0)	$(58.0)

Source: Smartsheet Inc.

Smartsheet Inc.
Investor Relations Contact
Aaron Turner
investorrelations@smartsheet.com

Media Contact
Dan Benelisha
pr@smartsheet.com